UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2014

PrimeEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-7406	11-2695037
(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Houston, Texas 77024

(Address of principal executive offices)

Registrant’s telephone number, including area code 713-735-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRIMEENERGY CORPORATION

Section 5 - Corporate Governance and Management

Item 5.02(b) - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Matthias Eckenstein, a director on the Board of Directors of PrimeEnergy Corporation (the “Company”), has informed the Board of Directors that he will not stand for re-election as a director of the Company’s Board of Directors at the Annual Meeting of the Company scheduled for May 22, 2014. Mr. Eckenstein indicated his decision not to stand for re-election is due solely to health reasons and is not due to a disagreement with the Company on any matters related to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 3, 2014	PrimeEnergy Corporation

	By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
Executive Vice President